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                                                                     Exhibit (j)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-lA of our report dated December 27, 2000, relating to the financial statements and financial highlights of Municipal Market Fund which appears in the October 31, 2000 Annual Report to Shareholders of North American Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Additional Information - Independent Accountants and Legal Counsel" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 12, 2001

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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of SunAmerica Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Additional Information - Independent Accountants and Legal Counsel" in such Registration Statement.


 /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York
November 12, 2001